Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of QT Imaging Holdings, Inc. of our report dated November 3, 2025, relating to the consolidated financial statements, which appears in QT Imaging Holdings, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (333-291237).
/s/ BPM LLP
Irvine, California
February 2, 2026